Exhibit 22.2

August 5, 2005

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington DC 20549

Re:          Actionview International, Inc. (formerly Acquisition Media Inc.)
                – Form SB-2 Registration Statement, Amendment No. 1

Dear Sirs:

As an independent registered public accounting firm, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement, Amendment #1, dated August 5, 2005, of the following:

•
Our Report to the Stockholders and Board of Directors of Actionview International, Inc. dated March 24, 2005 on the consolidated financial statements of the Company as of December 31, 2004 and 2003 and the consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2004 and 2003 and for the period from April 2, 1989 (date of inception) to December 31, 2004.

In addition, we also consent to the reference to our firm included under the heading “Experts” in this Registration Statement.

Yours truly,

“Dale Matheson Carr-Hilton LaBonte”

Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia